Exhibit 99.1

Ophthotech Reports Fourth Quarter and Full Year 2016 Financial and Operating Results

- Conference Call and Webcast Today, February 28, at 8:00 a.m. ET –

New York, NY, February 28, 2017 – Ophthotech Corporation (Nasdaq: OPHT) today announced financial and operating results for the fourth quarter and full year ended December 31, 2016 and provided a general business update.

Following the announcement in December 2016 that the pre-specified primary endpoint was not achieved in either of its two pivotal Phase 3 clinical trials evaluating the safety and efficacy of Fovista® (pegpleranib) administered in combination with Lucentis® (ranibizumab) anti-VEGF therapy for the treatment of wet age-related macular degeneration (AMD), Ophthotech announced that it initiated a plan to review its strategic alternatives in order to maximize shareholder value.  The principal focus of the plan, based on the Company's deep expertise and experience in ophthalmology, is to actively explore opportunities to obtain rights to additional products, product candidates and technologies to treat ophthalmic diseases, particularly those of the back of the eye. Ophthotech also announced that it engaged Leerink Partners LLC as its financial advisor to assist management and the Board in evaluating the Company’s strategic alternatives. This review will not exclude any strategic option. As part of implementing the strategic plan, Glenn P. Sblendorio assumed the role of President and continues to serve as Chief Financial Officer, and Keith Westby was promoted to Senior Vice President and Chief Operating Officer.

Year-end / Fourth Quarter 2016 Financial Highlights and Operational Update

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Cash Position: As of December 31, 2016, the Company had $289.3 million in cash, cash equivalents, and marketable securities. Of this balance, approximately $100 million to $115 million is committed to implementing a reduction in personnel, the termination of facilities leases, the immediate termination and winding-down of the Phase 3 Fovista® in combination with Lucentis® clinical trials, the termination of the Fovista Expansion Studies, cancelation fees related to manufacturing commitments, and obtaining initial top-line data in the second half of 2017 for the Phase 3 Fovista® in combination with Eylea® (aflibercept) or Avastin® (bevacizumab) clinical trial.

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Revenues: Collaboration revenue was $5.3 million for the quarter ended December 31, 2016, compared to $4.8 million for the same period in 2015. For the year ended December 31, 2016, collaboration revenue was $50.9 million, compared to $51.5 million for 2015. Collaboration revenue was in connection with the Company’s Licensing and Commercialization Agreement with Novartis Pharma AG.

•	R&D Expenses: Research and development expenses were $59.4 million for the quarter ended December 31, 2016, compared to $33.9 million for the same period in 2015. For the year ended December 31, 2016, research and development expenses were $196.3 million compared to $131.0 million for 2015. Research and development expenses increased in both the quarter and year ended December 31, 2016 primarily due to the Company’s Fovista® Phase 3 clinical program, including manufacturing expenses and personnel costs which include share-based compensation expense.

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G&A Expenses:  General and administrative expenses were $13.0 million for the quarter ended December 31, 2016, compared to $12.1 million for the same period in 2015. For the year ended December 31, 2016, general and administrative expenses were $50.2 million, compared to $44.0 million for 2015. The increase in general and administrative expenses in the quarter and year ended December 31, 2016 related primarily to an increase in costs to support the Company’s expanded operations and infrastructure, which consisted of additional management, corporate staffing, professional services and consulting fees, and increased share-based compensation.

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Net Loss: The Company reported a net loss for the quarter ended December 31, 2016 of $66.3 million, or ($1.86) per diluted share, compared to a net loss of $35.6 million, or ($1.02) per diluted share, for the same period in 2015. For the year ended December 31, 2016, the Company reported a net loss of $193.4 million, or ($5.45) per diluted share, compared to a net loss of $105.7 million, or ($3.06) per diluted share, for 2015.

Conference Call/Web Cast Information
Ophthotech will host a conference call/audio web cast to discuss the Company’s financial and operating results and provide a general business update. The call is scheduled for February 28, 2017 at 8:00 a.m. Eastern Time. To participate in this conference call, dial 888-286-2317 (USA) or 719-325-2228 (International), passcode 2242489. A live, listen-only audio webcast of the conference call can be accessed on the Investor Relations section of the Ophthotech website at: www.ophthotech.com. A replay will be available approximately two hours following the live call for two weeks. The replay number is 888-203-1112 (USA Toll Free), passcode 2242489. The audio webcast can be accessed at: www.ophthotech.com.

About Ophthotech Corporation
Ophthotech is a biopharmaceutical company specializing in the development of novel therapeutics for diseases of the eye. For more information, please visit www.ophthotech.com.

Forward-looking Statements
Any statements in this press release about Ophthotech’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about Ophthotech’s strategy, future operations and future expectations and plans and prospects for Ophthotech, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Ophthotech’s forward looking statements include statements about Ophthotech’s projected use of cash and cash balances, the timing, progress and results of the Fovista® Phase 3 clinical trial in combination with Avastin or Eylea and implementation of Ophthotech’s new strategic plan. Such forward-looking statements involve substantial risks and uncertainties that could cause Ophthotech’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the wind-down of various clinical trials and manufacturing commitments, the implementation of a reduction in personnel, the negotiation and consummation of in-license and/or acquisition transactions, and the availability of data from clinical trials and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that Ophthotech files with the Securities and Exchange Commission. Any forward-looking statements represent Ophthotech’s views only as of the date of this press release. Ophthotech anticipates that subsequent events and developments will cause its views to change. While Ophthotech may elect to update these forward-looking statements at some point in the future, Ophthotech specifically disclaims any obligation to do so except as required by law.

OPHT-G

Contacts: Investors
Kathy Galante
Ophthotech Corporation
Vice President, Investor Relations and Corporate Communications
212-845-8231
kathy.galante@ophthotech.com

Media
Alex Van Rees, 973-442-1555 ext. 111
SmithSolve LLC on behalf of Ophthotech Corporation
alex.vanrees@smithsolve.com

Ophthotech Corporation
Selected Financial Data (unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Statements of Operations Data:
Collaboration revenue	$5,322	$4,782	$50,909	$51,505
Operating expenses:
Research and development	59,409	33,917	196,295	131,012
General and administrative	12,968	12,066	50,178	44,021
Total operating expenses	72,377	45,983	246,473	175,033
Loss from operations	(67,055)	(41,201)	(195,564)	(123,528)
Interest income	402	387	1,704	971
Other income	122	7	34	53
Loss before income tax benefit	(66,531)	(40,807)	(193,826)	(122,504)
Income tax benefit	(248)	(5,158)	(406)	(16,787)
Net loss	$(66,283)	$(35,649)	$(193,420)	$(105,717)
Net loss per common share:
Basic and diluted	$(1.86)	$(1.02)	$(5.45)	$(3.06)
Weighted average common shares outstanding:
Basic and diluted	35,700	35,022	35,486	34,580

	December 31, 2016	December 31, 2015

Balance Sheet Data:
Cash, cash equivalents, and marketable securities	$289,278	$391,890
Total assets	299,630	428,851
Deferred revenue	209,976	213,066
Royalty purchase liability	125,000	125,000
Total liabilities	394,248	368,904
Additional paid-in capital	504,517	465,924
Accumulated deficit	(598,959)	(405,539)
Total stockholders’ equity (deficit)	$(94,618)	$59,947